EXHIBIT 4(f)

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                        CITICORP LIFE INSURANCE COMPANY
 Administrative Offices: 800 Silver Lake Blvd., P.O. Box 7031, Dover, DE 19903

                   Supplemental Variable Annuity Application
          (Make all checks payable to Citicorp Life Insurance Company)

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1.  Contract         Name      (First)        (Middle)            (Last)                             Tax ID/Social Security No.
    Owner
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2.  Annuity Income Option                                                           Payment Mode
    [ ] Life Annuity                      [ ] Joint and Contingent Annuity          [ ] Monthly           [ ] Quarterly
    [ ] Life Annuity w/Period Certain     ______% to Contingent Annuitant           [ ] Semi-Annual       [ ] Annual
    _____ No. of Years                    [ ] Period Certain Annuity                Annual $_________ Increase in Payments
    [ ] Joint and Survivor Annuity        ______ No. of Years                       Annual  _________% Increase in Payments
    _____% Benefit to Survivor            [ ] Lump Sum Payment                      Annuity Income Date __________________________

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3.  Premium Mode     [ ] Monthly       [ ] Quarterly       [ ] Semi-Annual       [ ] Annual
    If you desire to pay premiums automatically by Electronic Funds Transfer, complete and submit the appropriate election form with this application.

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4.  Initial Premium Allocation      See Variable Annuity Application

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5.  GUARANTEED MINIMUM BENEFIT RIDER (GMIB)          [ ] Yes      [ ] No
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5a. Additional Premium                                                              5b. Guaranteed Minimum Benefit
    Schedule                          First Schedule       Second Schedule              at Annuity Income Date (per
                                      --------------       ---------------              $1,000 applied) ____________
                     Start Date:                                                        If not completed, calculation will be made
                                                                                        at the home office and indicated on the
                       End Date:                                                        Contract Schedule Page

      Premium Payments Per Year:

       Yearly Increase ($ or %):

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5c. Premium Allocation: Indicate in Col 1, in WHOLE %, the allocation of additional premium payments. All payments will be allocated in the same manner until changed. Premiums paid must result in an allocation of AT LEAST $100 to each sub-account elected. Indicate, in Cols. 2 and 3, the allocation of total premiums (INITIAL & ADDITIONAL) among GMIB and Non-GMIB sub-accounts. The total of Cols. 2 and 3 for each selected sub-account must equal 100%.

              (1)                                         (2)                   (3)
Additional Premium Allocation                          % to GMIB           % to NON GMIB
-----------------------------                          ---------           -------------
VARIABLE ANNUITY PORTFOLIOS

  1.____% CitiSelect(TM) VIP Folio 200                    N/A
                                                       ---------             ---------
  2.____% CitiSelect(TM) VIP Folio 300                    N/A
                                                       ---------             ---------
 G3.____% CitiSelect(TM) VIP Folio 400
                                                       ---------             ---------
 G4.____% CitiSelect(TM) VIP Folio 500
                                                       ---------             ---------
 G5.____% Landmark Small Cap Equity
            VIP Fund
                                                       ---------             ---------
FIDELITY VARIABLE INSURANCE
PRODUCTS FUND

 G5.____% Growth Portfolio
                                                       ---------             ---------
  7.____% High Income Portfolio                           N/A
                                                       ---------             ---------
 G8.____% Equity Income Portfolio
                                                       ---------             ---------
 G9.____% Overseas Portfolio
                                                       ---------             ---------
FIDELITY VARIABLE INSURANCE
PRODUCTS FUND II

G10.____% Contrafund Portfolio
                                                       ---------             ---------
G11.____% Index 500 Portfolio
                                                       ---------             ---------




              (1)                                         (2)                   (3)
Additional Premium Allocation                          % to GMIB           % to NON GMIB
-----------------------------                          ---------           -------------
MFS VARIABLE INSURANCE TRUST

 12.____% World Governments Series                        N/A
                                                       ---------             ---------
 13.____% Money Market Series                             N/A
                                                       ---------             ---------
 14.____% Bond Series                                     N/A
                                                       ---------             ---------
 15.____% Total Return Series                             N/A
                                                       ---------             ---------
G16.____% Research Series
                                                       ---------             ---------
G17.____% Emerging Growth Series
                                                       ---------             ---------
AIM VARIABLE INSURANCE FUNDS, INC.

G18.____% Capital Appreciation Fund
                                                       ---------             ---------
 19.____% Government Securities Fund                      N/A
                                                       ---------             ---------
G20.____% Growth Fund
                                                       ---------             ---------
G21.____% International Equity Fund
                                                       ---------             ---------
G22.____% Value Fund
                                                       ---------             ---------
G23.____% Growth and Income Fund
                                                       ---------             ---------
FIXED ACCOUNT

 24.____%                                                 N/A
                                                       ---------             ---------
________Total (Must equal 100%)


(G = covered by GMIB rider)

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I (We) declare to the best of my (our) knowledge and belief that all of the answers herein are complete and true. I (We) agree that this Supplemental Application shall be part of the Contract issued by Citicorp Life Insurance Company. I (We) understand that annuity payments, when based upon the investment experience of a separate account, are variable and are not guaranteed as to fixed dollar amount except as explicitly stated. I (We) also acknowledge receipt of a current prospectus.


     Signed At: ___________________________ Date __________         Signature of Owner: __________________________________________

     Agent's Signature: ___________________________________         Signature of Joint Owner:  ___________________________________

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63-1805(05-97)